Exhibit 5.1

July 27, 2016

The Board of Directors
Energy Recovery, Inc.

1717 Doolittle Drive

San Leandro, California 94577

RE: Energy Recovery, Inc.– Registration Statement on Form S-8

Gentlemen:

We have acted as counsel to Energy Recovery, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to up to 4,441,083 shares (the “Shares”) of the Company's common stock, par value $0.001 per share (the “Common Stock”), that may be issued in connection with the Energy Recovery, Inc. 2016 Incentive Plan (the “Plan”).

This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) under Regulation S-K of the Securities Act, and we express no opinion herein as to any matters other than as to the legality of the Shares.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Amended and Restated Certificate of Incorporation of the Company, as amended through the date hereof (the “Certificate of Incorporation”); (ii) the Bylaws of the Company, as amended through the date hereof (the “Bylaws”); (iii) certain resolutions of the Board of Directors of the Company relating to the Plan and the issuance, sale, and registration of the Shares; and (iv) the Registration Statement. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of certain other corporate records, documents, instruments, and certificates of public officials and of the Company, and we have made such inquiries of officers of the Company and public officials and considered such questions of law as we have deemed necessary for purposes of rendering the opinions set forth herein. As to the facts upon which this opinion is based, we have relied upon certificates of public officials and certificates and written statements of officers, directors, employees, and representatives of the Company.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the legal capacity of natural persons who are signatories to the documents examined by us; the accuracy, completeness, and authenticity of certificates of public officials; the due authorization, execution, and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents; and the legal power and authority of all persons (other than officers of the Company) signing on behalf of the parties to all documents. We have also assumed that at the time of each issuance of Shares, there will be a sufficient number of shares of Common Stock authorized for issuance under the Certificate of Incorporation that have not otherwise been issued or reserved or committed for issuance and that the consideration for the issuance and sale of such Shares will be in an amount that is not less than the par value of the Common Stock.

On the basis of the foregoing and in reliance thereon, and subject to the assumptions, exceptions, limitations and qualifications herein stated, it is our opinion that, when issued and sold in the manner described in the Plan, the Shares will be legally and validly issued, fully-paid and non-assessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm wherever appearing in the Registration Statement and any amendments thereto. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert,” as used in Section 11 of the Securities Act, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

Sincerely,

LEWIS RICE LLC /s/ Lewis Rice LLC